Exhibit 99.1

PetVivo Reports First Quarter of Fiscal 2024 Financial Results

Conference call begins at 4:00 p.m. Central time today

EDINA, MN (August 10, 2023) – PetVivo Holdings, Inc. (Nasdaq: PETV and PETVW), an emerging biomedical device company focused on the commercialization of innovative medical therapeutics for animals, announces financial results for the three months ended June 30, 2023 (“first quarter of 2024”).

Key highlights from the first quarter of 2024, include the following (all comparisons are with the first quarter of 2023, unless otherwise indicated):

●	Added Spencer Breithaupt, a veteran in the animal health industry and former member of the leadership team at MWI Animal Health, to the Company’s Board of Directors; and
●	Raised $2.1 million from the sale of the Company’s common stock in a registered direct offering in the first quarter of 2024.

Subsequent to June 30, 2023, the Company raised an aggregate of $2,325,000 in net proceeds from two offerings. On July 27, 2023, the Company raised $550,000 in a private offering of convertible notes. On August 9, 2023, the Company raised net proceeds of $1,775,000 from a registered direct offering of its common stock, conducted concurrently with a private offering of warrants.

Management Commentary

“We are focused on building momentum in our business, underscored by the increased use of Spryng™ with OsteoCushion Technology, by veterinarian practices across the United States and our focus on completing clinical studies, which support the efficacy and use of Spryng™ in horses, dogs and cats,” said John Lai, CEO of PetVivo Holdings. “Spryng™ is currently used by over 450 veterinarian clinics in 47 states in the United States”.

Mr. Lai also noted that “the Company expects to complete several clinical studies and abstracts demonstrating the efficacy for the use of Spryng™ in horses, dogs and cats by the third quarter. We believe that these studies and abstracts will help us expand our distribution outlets since the large international and national distributors generally require a third-party university study and other third-party studies prior to including a product in their catalog of products.”

First Quarter Financial Results

Total Revenues. Revenues were $117,183 and $58,174 for three months ended June 30, 2023 and 2022, respectively. Revenues in the three months ended June 30, 2023, consist of sales of our Spryng™ products to MWI Veterinary Supply Co. (“Distributor”) of $33,790 and to veterinary clinics in the amount of $83,393. In the three months ended June 30, 2022, our revenues of $58,174 consisted entirely of sales to veterinary clinics. The increase in our revenues in the three months ended June 30, 2023, compared to the three months ended June 30, 2022, is due to sales to our Distributor pursuant to our distribution services agreement (“Distribution Agreement”) dated June 17, 2022 with the Distributor and increased sales to veterinary clinics.

Cost of Sales. Cost of sales were $82,269 and $53,020 for the three months ended June 30, 2023 and 2022, respectively. Cost of sales includes product costs related to the sale of our Spryng™ products and labor and overhead costs. The increase in cost of sales in the three months ended June 30, 2023, is due to the increased sales to our Distributor pursuant to our Distribution Agreement and increased sales to veterinary clinics.

Operating Expenses. Operating expenses were $2,928,491 and $1,971,247 for the three months ended June 30, 2023 and 2022, respectively. The increase is primarily due to increased general and administrative expenses and sales and marketing expenses related to the sale of our Spryng™ products.

Operating Loss. As a result of the foregoing, our operating loss was $2,893,577 and $1,966,093 for the three months ended June 30, 2023 and 2022, respectively. The increase was related to the costs to support the launch of Spryng™.

Other Income. Other income was $0 for the three months ended June 30, 2023, as compared to other income of $665 for the three months ended June 30, 2022. Other income in 2022 consisted of net interest income.

Net Loss. Our net loss for the three months ended June 30, 2023 was $2,893,577 or ($0.25) per share as compared to a net loss of $1,965,428 or ($0.20) per share for the three months ended June 30, 2022. The increase was related to the costs to support the launch of Spryng™. The weighted average number of shares outstanding was 11,657,035 compared to 9,988,361 for the three months ended June 30, 2023 and 2022, respectively.

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Balance Sheet and Inventory

As of June 30, 2023, our current assets were $1,016,382, including $218,978 in cash and cash equivalents. In comparison, our current liabilities as of that date were $1,464,943 including $1,305,695 of accounts payable and accrued expenses. Our working capital deficit as of June 30, 2023 was $448,561.

Going Concern and Working Capital

The Company’s audited financial statements for fiscal 2023, included in its Annual Report on Form 10-K for the year ended March 31, 2023, contained a going concern opinion from its independent registered public accounting firm.

In August 2023, the Company raised an additional $2,325,00 in net proceeds from two offerings.

Conference Call and Webcast

A live webcast of the conference call and related earnings release materials can be accessed on the Company’s Investor Relations website at:

https://audience.mysequire.com/webinar-view?webinar_id=7982d224-6a39-4cd3-800a-51ceb97d772c

A replay of the webcast will be available through the same link following the conference call. Participants can also access the call using the dial-in details below:

Date: Thursday, August 10, 2023

Time: 4:00 p.m. CT (5:00 pm ET)

Dial-in number: +1 (253) 215 8782

Conference ID: 97831788047

Passcode: 858476

About PetVivo Holdings, Inc.

PetVivo Holdings, Inc. (the “Company”) is an emerging biomedical device company currently focused on the manufacturing, commercialization, and licensing of innovative medical devices and therapeutics for animals. The Company’s strategy is to leverage human therapies for the treatment of dogs and horses in a capital and time-efficient way. A key component of this strategy is the accelerated timeline to revenues for veterinary medical devices, which enter the market much earlier than more stringently regulated pharmaceuticals and biologics.

The Company has a pipeline of additional products for the treatment of animals and people. A portfolio of nineteen patents protects the Company’s biomaterials, products, production processes, and methods of use. The Company’s lead product is Spryng™, a veterinarian-administered, intraarticular injection for the treatment of osteoarthritis in dogs and horses.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation the Company’s proposed development and commercial timelines, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans. Risks concerning the Company’s business are described in detail in the Company’s Annual Report on Form 10-K for the year ended March 31, 2023, and other periodic and current reports filed with the Securities and Exchange Commission. The Company is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

Disclosure Information

The Company uses and intends to continue to use its Investor Relations website as a means of disclosing material nonpublic information, and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the Company’s Investor Relations website, in addition to following the Company’s press releases, SEC filings, public conference calls, presentations, and webcasts.

Contact:

John Lai, CEO

PetVivo Holdings, Inc.

Email: info1@petvivo.com

(952) 405-6216

(Tables to follow)

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PETVIVO HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30, 2023 (Unaudited)	March 31, 2023

Assets:
Current Assets
Cash and cash equivalents	$218,978	$475,314
Accounts receivable	47,108	86,689
Inventory, net	406,030	370,283
Prepaid expenses and other assets	344,266	491,694
Total Current Assets	1,016,382	1,423,980

Property and Equipment, net	649,235	630,852

Other Assets:
Operating lease right-of-use	1,369,579	317,981
Trademark and patents, net	36,511	38,649
Security deposit	27,490	27,490
Total Other Assets	1,433,580	384,120
Total Assets	$3,099,197	$2,438,952

Liabilities and Stockholders’ Equity:

Current Liabilities
Accounts payable	$591,923	$588,713
Accrued expenses	713,772	779,882
Operating lease liability – short term	152,214	78,149
Note payable and accrued interest	7,034	6,936
Total Current Liabilities	1,464,943	1,453,680
Other Liabilities
Note payable and accrued interest (net of current portion)	18,650	20,415
Operating lease liability (net of current portion)	1,217,365	239,832
Total Other Liabilities	1,236,015	260,247
Total Liabilities	2,700,958	1,713,927
Commitments and Contingencies
Stockholders’ Equity:
Preferred Stock, par value $0.001, 20,000,000 shares authorized, no shares issued and outstanding at June 30, 2023 and March 31, 2023	-	-
Common Stock, par value $0.001, 250,000,000 shares authorized, 11,830,353 and 10,950,220 issued and outstanding at June 30, 2023 and March 31, 2023, respectively	11,831	10,950
Common Stock to be Issued	-	137,500
Additional Paid-In Capital	75,124,014	72,420,604
Accumulated Deficit	(74,737,606)	(71,844,029)
Total Stockholders’ Equity	398,239	725,025
Total Liabilities and Stockholders’ Equity	$3,099,197	$2,438,952

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PETVIVO HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended
	June 30, 2023	June 30, 2022

Revenues	$117,183	$58,174

Cost of Sales	82,269	53,020

Gross Profit	34,914	5,154

Operating Expenses:

Sales and Marketing	941,886	656,569
General and administrative	1,762,798	1,243,022
Research and development	223,807	71,656
Total Operating Expenses	2,928,491	1,971,247

Operating Loss	(2,893,577)	(1,966,093)

Other Income
Interest income	-	665
Total Other Income	-	665

Loss before taxes	(2,893,577)	(1,965,428)

Income Tax Provision	-	-

Net Loss	$(2,893,577)	$(1,965,428)

Net Loss Per Share:
Basic and Diluted	$(0.25)	$(0.20)

Weighted Average Common Shares Outstanding:
Basic and Diluted	11,657,035	9,988,361

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